EXHIBIT 99.5

INSTRUCTION TO REGISTERED HOLDER AND/OR

BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER

FOR EXISTING NOTES

relating to

ALESTRA, S. DE R.L. DE C.V.’s

Offer to Exchange
Senior Step-Up Notes due 2008 for all outstanding 12 1 / 8 % Senior Notes due 2006 and Senior Step-Up Notes due 2011	Cash Tender Offer for a portion of outstanding 12 1 / 8 % Senior Notes due 2006 and a portion of outstanding 12 5 / 8 % Senior Notes due 2009 for all outstanding 12 5 / 8 % Senior Notes due 2009
and solicitations of consents to amend the indentures for the 12 1 / 8 % Senior Notes due 2006 and the 12 5 / 8 % Senior Notes due 2009

as described in the Prospectus dated February 13, 2003

To Registered Holder and/or Participant of The Depositary Trust Company:

The undersigned hereby acknowledges receipt of the Prospectus dated February 13, 2003 (the “Prospectus”) and the accompanying Letters of Transmittal (the “Letters of Transmittal”), that together constitute the “Exchange Offers”, the “Cash Tender Offers” and the “Consent Solicitations” for the 12 1/8% Senior Notes due 2006 and the 12 5/8% Senior Notes due 2009 (the “Existing Notes”), and hereby instructs you, the registered holder and/or Depository Trust Company participant, as to the action to be taken by you relating to the Exchange Offers, the Cash Tender Offers for the Existing Notes and the Consent Solicitations held by you for the account of the undersigned.

The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

$	12 1 / 8 % Senior Notes due 2006 (CUSIP Nos. 01446PAA2 and 01446PAB0; ISIN Nos. US01446PAA21 and US01446PAB04)
$	12 5 / 8 % Senior Notes due 2009 (CUSIP Nos. 01446PAD6 and 01446PAC8; ISIN Nos. US01446PAD69 and US01446PAC86)

With respect to the Exchange Offers, Cash Tender Offers and the Consent Solicitations, the undersigned hereby instructs you (check appropriate box or boxes):

☐	To TENDER, under the terms of the Exchange Offers, the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered under the Exchange Offers):

$	12 1 / 8 % Senior Notes due 2006 (CUSIP Nos. 01446PAA2 and 01446PAB0; ISIN Nos. US01446PAA21 and US01446PAB04)
$	12 5 / 8 % Senior Notes due 2009 (CUSIP Nos. 01446PAD6 and 01446PAC8; ISIN Nos. US01446PAD69 and US01446PAC86)

☐	To TENDER, under the terms of the Cash Tender Offers, the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered under the Cash Tender Offers):

$	12 1 / 8 % Senior Notes due 2006 (CUSIP Nos. 01446PAA2 and 01446PAB0; ISIN Nos. US01446PAA21 and US01446PAB04)
$	12 5 / 8 % Senior Notes due 2009 (CUSIP Nos. 01446PAD6 and 01446PAC8; ISIN Nos. US01446PAD69 and US01446PAC86)

☐	NOT to TENDER any Existing Notes held by you for the account of the undersigned in either the Exchange Offers or the Cash Tender Offers.

If the undersigned instructs you to tender and consent with respect to the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you) the representations and warranties contained in the relevant Letters of Transmittal that are to be made with respect to the undersigned as a beneficial owner.

SIGN HERE

SIGNATURE(S):

NAME(S) (PLEASE PRINT):

ADDRESS:

TELEPHONE NUMBER:

TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

DATE: